Exhibit 11

                                   TAUBMAN CENTERS, INC.
                             Computation of Per Share Earnings

                             (in thousands, except share data)

                                                                     Three Months Ended                 Six  Months Ended
                                                                -----------------------------    -----------------------------
                                                                June 30, 1995   June 30, 1996    June 30, 1995   June 30, 1996
                                                                -------------   -------------    -------------   -------------
Primary
- -------

Income before extraordinary items as reported                          $3,973          $4,398           $8,425          $9,642

  Effect of partnership units issuable under The Taubman Realty
   Group Limited Partnership's 1992 Incentive Option Plan                   0              (3)               0              (6)
                                                                       ------          ------           ------          ------

Income before extraordinary items for purposes of calculating
 primary earnings per share                                            $3,973          $4,395           $8,425          $9,636
                                                                       ======          ======           ======          ======

Average number of shares outstanding                               44,213,128      44,098,113       44,337,908      44,104,672
                                                                   ==========      ==========       ==========      ==========

Primary earnings per share                                               $.09            $.10             $.19            $.22
                                                                         ====            ====             ====            ====



Fully diluted
- -------------

Income before extraordinary items as reported                          $3,973          $4,398           $8,425          $9,642

  Effect of partnership units issuable under The Taubman Realty
   Group Limited Partnership's 1992 Incentive Option Plan                   0              (8)               0             (16)
                                                                       ------          ------           ------          ------

Income before extraordinary items for purposes of calculating fully
 diluted earnings per share                                            $3,973          $4,390           $8,425          $9,626
                                                                       ======          ======           ======          ======

Average number of shares outstanding                               44,213,128      44,098,113       44,337,908      44,104,672
                                                                   ==========      ==========       ==========      ==========

Fully diluted earnings per share                                         $.09            $.10             $.19            $.22
                                                                         ====            ====             ====            ====


                                                                     Exhibit 11
                                                                     (Continued)

                                   TAUBMAN CENTERS, INC.
                             Computation of Per Share Earnings

                             (in thousands, except share data)

                                                                     Three Months Ended                 Six  Months Ended
                                                                -----------------------------    -----------------------------
                                                                June 30, 1995   June 30, 1996    June 30, 1995   June 30, 1996
                                                                -------------   -------------    -------------   -------------
Primary
- -------

Net income as reported                                                 $3,192          $4,398           $7,644          $9,642

  Effect of partnership units issuable under The Taubman Realty
   Group Limited Partnership's 1992 Incentive Option Plan                   0              (3)               0              (6)
                                                                       ------          ------           ------          ------

Net income for purposes of calculating primary
  earnings per share                                                   $3,192         $4,395            $7,644          $9,636
                                                                       ======         ======            ======          ======

Average number of shares outstanding                               44,213,128      44,098,113       44,337,908      44,104,672
                                                                   ==========      ==========       ==========      ==========

Primary earnings per share                                               $.07            $.10             $.17            $.22
                                                                         ====            ====             ====            ====



Fully diluted
- -------------

Net income as reported                                                 $3,192          $4,398           $7,644          $9,642

  Effect of partnership units issuable under The Taubman Realty
    Group Limited Partnership's 1992 Incentive Option Plan                  0              (8)               0             (16)
                                                                       ------          ------           ------          ------

Net income for purposes of calculating fully
  diluted earnings per share                                           $3,192          $4,390           $7,644          $9,626
                                                                       ======          ======           ======          ======

Average number of shares outstanding                               44,213,128      44,098,113       44,337,908      44,104,672
                                                                   ==========      ==========       ==========      ==========
Fully diluted earnings per share                                         $.07            $.10             $.17            $.22
                                                                         ====            ====             ====            ====

